Exhibit

SUB-ITEM
77Q3(a)

            (i)   not applicable

            (ii) There were no significant changes in the registrant's internal controls or in other factors that could significantly affect these controls subsequent to the Report of Independent Auditors filed with the Securities and Exchange Commission as
                  Item 77A ("Accountant's Report on Internal Control") with the registrant's Form N-SAR for the fiscal year ended January 31, 2002.

            (iii) Certification of principal executive officer (see attached).
                  Certification of principal financial officer (see attached).